                                                                EXHIBIT 3.(a)

                            DISTRIBUTION AGREEMENT


This Agreement ("Agreement") is made as of April 28, 2000 by and among PACIFIC LIFE & ANNUITY COMPANY ("PL&A"), on its own behalf and on behalf of the segregated asset accounts of PL&A listed on Exhibit A to this Agreement (the "Separate Accounts"), and PACIFIC SELECT DISTRIBUTORS, INC., ("Distributor"), a broker/dealer registered with the Securities and Exchange Commission ("SEC") pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), and a member of the National Association of Securities Dealers, Inc. ("NASD").

WHEREAS, PL&A has established and maintains the Separate Accounts, a separate investment account, for the purpose of selling variable life contracts ("Contracts") to commence after the effectiveness of the Registration Statement relating thereto filed with the Securities and Exchange Commission on form S-6, or any successor form thereto, pursuant to the Securities Act of 1933, as amended ("1933 Act"), through Distributor, acting as general agent of PL&A;

WHEREAS, the Separate Accounts are registered as a unit investment trust under the Investment Company Act of 1940 ("1940 Act");

WHEREAS, PL&A desires to retain Pacific Select Distributors as the Distributor and Principal Underwriter to provide for the sale and distribution to the public of the Contracts issued by PL&A and funded by interests in the General Account of PL&A and in the Separate Accounts and Distributor is willing to render such services;

NOW THEREFORE, in consideration of the mutual promises and covenants hereinafter set forth, the parties agree as follows:

1.  Principal Underwriter.  PL&A hereby appoints Distributor, during the term of
    ---------------------
    this Agreement, subject to the registration requirements of the 1933 Act and the 1940 Act and the provisions of the Securities Exchange Act, to be the Distributor and Principal Underwriter for the sale of Contracts to the public in each state and other jurisdictions in which the Contracts may be lawfully sold. PL&A also appoints Distributor as its independent General Agent for sale of its Contracts (including any riders which PL&A may make available in connection therewith or any contracts for which the Contracts may be exchanged or converted) and for sale of such other insurance contracts or annuity contracts as PL&A may, from time to time, authorize in writing by amendment thereto. Distributor shall offer the Contracts for sale and distribution at premium rates set by PL&A.

2.  Selling Agreements.  Distributor is hereby authorized to enter into separate
    ------------------
    written agreements, on such terms and conditions as Distributor determines are not inconsistent with this Agreement, with such organizations which agree to participate as a general agent and/or broker-dealer in the distribution of the Contracts and to use their best efforts to solicit applications for Contracts. Any such broker-dealer (hereinafter "Broker") shall be both registered as a broker-dealer under the Securities Exchange Act and a member of the NASD. Distributor shall be responsible for ensuring that Broker and its agents or representatives and general agent and its sub-agents soliciting applications for Contracts shall be duly and appropriately licensed, registered and otherwise qualified for the sale of the Contracts (and the riders and other contracts offered in connection therewith) under the insurance laws and any applicable blue sky laws of each state or other jurisdiction in which such policies may be lawfully sold and in which PL&A is licensed to sell such Contracts. PL&A shall undertake to appoint Broker's qualified agents or representatives and general agent's sub-agents as life insurance agents of PL&A, provided that PL&A reserves the right to refuse to appoint any proposed representative, agent, or sub-agent or once appointed, to terminate such appointment. Distributor shall be responsible for ensuring that Broker and general agent supervise its agents, representatives, or sub-agents.

    Distributor is also authorized to enter into separate written agreements, on such terms and conditions as Distributor determines are not inconsistent with this Agreement, with such organizations ("Wholesalers") that agree to participate in the distribution of the Contracts and to use their best efforts to solicit Brokers and general agents that, in turn, will solicit applications of the Contracts.

3.  Life Insurance Agents.  PL&A shall be responsible for ensuring that Broker
    ---------------------
    and its agents or representatives and general agent and its sub-agents meet all qualifications and hold any licenses or authorizations that may be required for the solicitation or sale of the Contracts under the insurance laws of the applicable jurisdictions.

4.  Suitability.  PL&A desires to ensure that Contracts will be sold to
    -----------
    purchasers for whom the Contract will be suitable. Distributor shall take reasonable steps to ensure that the various representatives of Broker and sub-agents of general agents shall not make recommendations to an applicant to purchase a Contract in the absence of reasonable grounds to believe the purchase of the Contract is suitable for such applicant. While not limited to the following, a determination of suitability shall be based on information furnished to a representative or sub-agent after reasonable inquiry of such applicant concerning the applicant's other security holdings, insurance and investment objectives, financial situation and needs, and the likelihood that the applicant will continue to make any premium payments contemplated by the Contracts and will keep the Policy in force for a sufficient period of time so that PL&A's acquisition costs are amortized over a reasonable period of time.

5.  Conformity with Registration Statement and Approved Sales Materials.  In
    -------------------------------------------------------------------
    performing its duties as Distributor, Distributor will act in conformity with the Prospectus and with the instructions and directions of PL&A, the requirements of the 1933 Act, the 1940 Act, the Securities Exchange Act, and all other applicable federal and state laws and regulations. Distributor shall not give any information nor make any representations, concerning any aspect of the Contract or of PL&A's operations to any persons or entity unless such information or representations are contained in the Registration Statement and the pertinent prospectus filed with the Securities and Exchange Commission, or are contained in sales or promotional literature approved by PL&A. Distributor will not use and will take reasonable steps to ensure Broker will not use any sales promotion material and advertising that has not been previously approved by PL&A.

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                                  Page 2 of 8                           04/28/00

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6.  Expenses.  During the term of this Agreement, Distributor will bear all of
    --------
    its expenses in complying with this Agreement, including the following expenses:

    (a) costs of sales presentations, mailings, sales promotion materials, advertising, and any other marketing efforts by Distributor in connection with the distribution or sale of the Contracts; and

    (b) any compensation paid to employees of Distributor and to wholesalers, Brokers, and general agents in connection with the distribution or sale of the Contracts.

    Notwithstanding any other provision of this Agreement, it is understood and agreed that PL&A shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement, and for marketing the Contract, and reserves the right to direct, approve or disapprove any action hereunder taken on its behalf by Distributor.

7.  Applications.  Completed applications for Contracts solicited by such Broker
    ------------
    through its agents or representatives or by general agent through its sub-agents shall be transmitted directly to PL&A. All payments under the Contracts shall be made by check to PL&A or by other method acceptable to PL&A, and if received by Distributor, shall be held at all times in a fiduciary capacity and remitted promptly to PL&A. All such payments will be the property of PL&A. PL&A has the sole authority to approve or reject such applications or payments and maintains ultimate responsibility for underwriting. Anything in this Agreement to the contrary notwithstanding, PL&A retains the ultimate right to control the sale of the Contracts and to appoint and discharge life insurance agents of PL&A.

8.  Standard of Care.  Distributor shall be responsible for exercising
    ----------------
    reasonable care in carrying out the provisions of this Agreement.

9.  Reports.  Distributor shall be responsible for maintaining the records of
    -------
    Broker and general agent and their agents, representatives or sub-agents who are licensed, registered and otherwise qualified to sell the Contracts; calculating and furnishing the fees payable to Brokers or general agents; and for furnishing periodic reports to PL&A as to the sale of Contracts made pursuant to this Agreement.

10. Records.  Distributor shall maintain and preserve such records as are
    -------
    required of it by applicable laws and regulations. The books, accounts, and records of PL&A, the Separate Accounts, and Distributor shall be maintained to clearly and accurately disclose the nature and details of the transactions, including such accounting information as necessary to support the reasonableness of the amounts to be paid by PL&A hereunder.

11. Compensation.  For the services rendered and product development in the
    ------------
    initial sales efforts and continuing obligations under this Agreement, PL&A shall pay Distributor in the amounts set forth in Schedule A, which schedule is incorporated herein. PL&A shall arrange for the payment of commissions, through Distributor, to those Brokers and general agents that sell Contracts under agreements entered into pursuant to Section 2, hereof, and to wholesalers that solicit brokers and

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                                  Page 3 of 8                           04/28/00
    general agents to sell Contracts under agreements entered into pursuant to
    Section 2, hereof, in amounts as may be agreed to by PL&A and Distributor specified in such written agreements.

12. Investigation and proceedings.  Distributor and PL&A agree to cooperate
    -----------------------------
    fully in any insurance regulatory investigation or proceeding or judicial proceeding arising in connection with the Contracts distributed under this Agreement. Distributor further agrees to furnish regulatory authorities with any information or reports in connection with such services that may be requested in order to ascertain whether the operations of PL&A and the Separate Accounts are being conducted in a manner consistent with applicable laws and regulations. Distributor and PL&A further agree to cooperate fully in any securities regulatory investigation or proceeding with respect to PL&A, Distributor, their affiliates and their agents or representatives to the extent that such investigation or proceeding is in connection with Contracts distributed under this Agreement. Without limiting the foregoing:

    (a) Distributor will be notified promptly of any customer complaint or notice of any regulatory investigation or proceeding or judicial proceeding received by PL&A with respect to Distributor or any agent, representative, or sub-agent of a Broker or general agent or which may affect PL&A's issuance of any Contract sold under this Agreement; and

    (b) Distributor will promptly notify PL&A of any customer complaint or notice of any regulatory investigation or proceeding received by Distributor or its affiliates with respect to Distributor or any agent, representative, or sub-agent of a Broker or general agent in connection with any Contract distributed under this Agreement or any activity in connection with any such Contract.

    In the case of a meritorious customer complaint, Distributor and PL&A will cooperate in investigating such complaint and any response will be sent to the other party to this Agreement for approval not less than five business days prior to its being sent to the customer or regulatory authority, except that if a more prompt response is required, the proposed response shall be communicated by telephone or telegraph.

13. Indemnification.  PL&A hereby agrees to indemnify and hold harmless
    ---------------
    Distributor and its officers and directors, and employees for any expenses (including legal expenses), losses, claims, damages, or liabilities incurred by reason of any untrue or alleged untrue statement or representation of a material fact or any omission or alleged omission to state a material fact required to be stated to make other statements not misleading, if made in reliance on any prospectus, registration statement, post-effective amendment thereof, or sales materials supplied or approved by PL&A or the Separate Accounts. PL&A shall reimburse each such person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, liability, damage, or claim. However, in no case shall PL&A be required to indemnify for any expenses, losses, claims, damages, or liabilities that have resulted from the willful misfeasance, bad faith, negligence, misconduct, or wrongful act of Distributor.

    Distributor hereby agrees to indemnify and hold harmless PL&A, its officers, directors, and employees, and the Separate Accounts for any expenses, losses, claims, damages, or liabilities

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                                  Page 4 of 8                           04/28/00
    arising out of or based upon any of the following in connection with the offer or sale of the contracts: 1) except for such statements made in reliance on any prospectus, registration statement or sales material supplied or approved by PL&A or the Separate Accounts, any untrue or alleged untrue statement of representation made; 2) any failure to deliver a currently effective prospectus; 3) the use of any unauthorized sales literature by any officer, employee, agent, or sub-agent of Distributor, Broker or general agent; or 4) any willful misfeasance, bad faith, negligence, misconduct or wrongful act. Distributor shall reimburse each such person for any legal or other expenses reasonably incurred in connection with investigating or defending any such loss, liability, damage, or claim.

    Promptly after receipt by a party entitled to indemnification ("Indemnified Party") of notice of the commencement of any action, if a claim for indemnification in respect thereof is to be made against PL&A or Distributor ("Indemnifying Party") such Indemnified Party will notify Indemnifying Party in writing of the commencement thereof, but failure to notify the Indemnifying Party of any claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of this agreement contained in this Section 13. The Indemnifying Party will be entitled to participate in the defense of the Indemnified Party and such participation will not relieve such Indemnifying Party of the obligation to reimburse the Indemnified Party for reasonable legal and other expenses incurred by such Indemnified Party in defending himself.

14. Agent of Pacific Life & Annuity Company or Separate Accounts.  Any person,
    ------------------------------------------------------------
    even though also an officer, director, employee, or agent of Distributor, who may be or become an officer, director, employee, or agent of PL&A or the Separate Accounts shall be deemed when rendering services to PL&A or the Separate Accounts or acting in any business of PL&A or the Separate Accounts, to be rendering such services to or acting solely for PL&A or the Separate Accounts and not as an officer, director, employee, or agent or one under the control or direction of Distributor even thought paid by Distributor. Likewise, any person even though also an officer, director, employee, or agent of PL&A or the Separate Accounts, who may be or become an officer, director, employee, or agent of Distributor shall be deemed, when rendering services to Distributor or acting in any business of Distributor, to be rendering such services to or acting solely for Distributor and not as an officer, director, employee, or agent or one under the control or direction of PL&A or the Separate Accounts even though paid by PL&A or the Separate Accounts.

15. Books and Records.  It is expressly understood and agreed that all
    -----------------
    documents, reports, records, books, files and other materials relating to this Agreement and the services to be performed hereunder shall be the sole property of PL&A and the Separate Accounts and that such property shall be held by Distributor as agent, during the effective term of this Agreement. Distributor shall deliver this material to PL&A upon the termination of this Agreement free from any claim or retention of rights. During the term of this Agreement and for a period of three years from the date of termination of this Agreement, Distributor will not disclose or use any records or information and will regard and preserve as confidential all information related to the business of PL&A or the Separate Accounts that may be obtained by Distributor from any source as a result of this Agreement and will disclose such information only if PL&A or the Separate Accounts has authorized such disclosure, or if such disclosure is expressly required by applicable federal or state

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                                  Page 5 of 8                           04/28/00
    regulatory authorities. Distributor further acknowledges and agrees that, in the event of a breach or threatened breach by it of the provisions of this article, PL&A will have no adequate remedy in moneys or damages and, accordingly, PL&A shall be entitled in its discretion to seek an injunction against such breach. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedy in the event of a breach of a provision of this Agreement.

16. Employees.  Distributor will not employ, except with the prior written
    ---------
    approval of the Commissioner of Insurance of the state of Arizona, in any material connection with the handling of the Separate Accounts' assets any person who, to the knowledge of Distributor:

    (a) in the last 10 years has been convicted of any felony or misdemeanor arising out of conduct involving embezzlement, fraudulent conversion, or misappropriation of funds or securities, or involving violations of Sections 1341, 1342, or 1343 of Title 18, United States Code; or

    (b) within the last 10 years has been found by any state regulatory authority to have violated or has acknowledged violation of any provision of any state insurance law involving fraud, deceit, or knowing misrepresentation; or

    (c) within the last 10 years has been found by any federal or state regulatory authorities to have violated or have acknowledged violation of any provision of federal or state securities laws involving fraud, deceit, or knowing misrepresentation.

17. Termination.  This Agreement shall terminate automatically upon its
    -----------
    assignment without the prior written consent of both parties. This Agreement may be terminated at any time, for any reason, by either party on 60 days' written notice to the other party, without the payment of any penalty. Upon termination of this Agreement, all authorizations, rights, and obligations shall cease except the obligation to settle accounts hereunder, including commissions on premiums subsequently received for Contracts in effect at time of termination, and the agreements contained in Sections 12 and 13 hereof.

18. Regulations.  This Agreement shall be subject to the provisions of the 1940
    -----------
    Act and the Securities Exchange Act and the rules, regulations and rulings thereunder, and of the applicable rules and regulations of the NASD, and applicable state insurance law and other applicable law, from time to time in effect, and the terms hereof shall be interpreted and construed in accordance therewith.

19. Independent Contractor.  Distributor shall act as an independent contractor
    ----------------------
    and nothing herein contained shall constitute Distributor or its agents, officers or employees as agents, officers, or employees of PL&A in connection with the sale of the Contracts.

20. Notices.  Any notice required or otherwise given pursuant to this Agreement
    -------
    shall be in writing and shall be duly given if mailed, first class postage prepaid, or delivered. The current address for mailing purposes of this Agreement shall be set forth on the signature page.

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                                  Page 6 of 8                           04/28/00

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21. Severability.  If any provisions of this Agreement shall be held or made
    ------------
    invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

22. Governing Law.  This Agreement shall be construed and enforced in
    -------------
    accordance with and governed by the laws of the State of Arizona.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


Pacific Life & Annuity Company              Pacific Select Distributors, Inc.
700 Newport Center Drive                    700 Newport Center Drive
Newport Beach, CA  92669                    Newport Beach, CA 92660

By:     /s/ LYNN C. MILLER                  By:     /s/ ADRIAN GRIGGS
       -------------------------------             -----------------------------
Name:   Lynn C. Miller                      Name:   Adrian Griggs
       -------------------------------             -----------------------------
Title:  Executive Vice President            Title:  Vice President
       -------------------------------             -----------------------------
Date:   April 28, 2000                      Date:   April 28, 2000
       -------------------------------             -----------------------------

By:     /s/ DIANE N. LEDGER                 By:     /s/ AUDREY L. MILFS
       -------------------------------             -----------------------------
Name:   Diane N. Ledger                     Name:   Audrey L. Milfs
       -------------------------------             -----------------------------
Title:  Vice President                      Title:  Secretary
       -------------------------------             -----------------------------
Date:   April 28, 2000                      Date:   April 28, 2000
       -------------------------------             -----------------------------

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                                  Page 7 of 8                           04/28/00

                                   EXHIBIT A


                     PACIFIC SELECT EXEC SEPARATE ACCOUNT
                              SEPARATE ACCOUNT A



IN WITNESS WHEREOF, the parties hereto have caused this Exhibit A to be executed by their Officers designated below on this 28th day of April, 2000.



Pacific Life & Annuity Company             Pacific Select Distributors, Inc.
700 Newport Center Drive                   700 Newport Center Drive
Newport Beach, CA  92669                   Newport Beach, CA 92660

By:     /s/ DIANE N. LEDGER                By:     /s/ AUDREY L. MILFS
       -------------------------------            ------------------------------
Name:   Diane N. Ledger                    Name:   Audrey L. Milfs
       -------------------------------            ------------------------------
Title:  Vice President                     Title:  Secretary
       -------------------------------            ------------------------------

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